Exhibit 31.2
CERTIFICATIONS
I, Yancey L. Spruill, certify that:
1)	I have reviewed this Quarterly Report on Form 10-Q/A of DigitalGlobe, Inc.;

2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the periods covered by this report;
Date: May 23, 2011

/s/ Yancey L. Spruill
Yancey L. Spruill
Executive Vice President, Chief Financial Officer and Treasurer